UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2005
Date of Report (Date of earliest event reported)

HOMELAND SECURITY NETWORK, INC.
(Exact name of Company as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2500 Legacy Drive, Suite 226, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(214) 618-6400
(Company's Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

(1)
On December 14, 2005, Homeland Security Network, Inc. (the “Company”) has decided that the Letter of Intent dated January 31, 2005 between the Company and Rodwell Software Systems, Inc. (“RSSI”) to acquire RSSI to be abandoned, and as such is withdrawn and terminated. The entry into this Letter of Intent was reported on a Form 8-K filed February 1, 2005 as Exhibit 10.2.

(2)
The transaction to acquire RSSI was subject to the execution and delivery, at or prior to closing, of definitive written agreements and other documents between the Company and RSSI. The agreements were to include without limitation, a Bill of Sale with attached schedules, representations, warranties and exceptions, a registration rights agreement, a securities disclosure document, an accredited investor questionnaire, employment agreements, evidence of the approval of the transaction by RSSI’s board of directors, an opinion of RSSI’s counsel as to corporate authority, securities law matters, and other matters, and representations, warranties, and indemnities of the principals of the Company and RSSI with respect to the transaction.

(3)	By mutual agreement, the acquisition will not be consummated. The Company and RSSI were unable to reach agreeable terms. The Company and RSSI could not conclude the valuation of RSSI.

(4)	There are no termination penalties incurred by the Company.

Item 1.01 Entry into a Material Definitive Agreement.

(1)
On December 26, 2005, Homeland Security Network, Inc. (the “Company”), as a prerequisite to a definitive agreement, entered into an agreement to solely purchase certain software, firmware and product enhancements developed by Rodwell Software Systems, Inc. (“RSSI”). The transaction is subject to the execution and delivery of a definitive written agreement and other documents (the “Definitive Agreement”) between the Company and RSSI.

(2)
The Definitive Agreement may include without limitation, an exclusive permanent License, attached schedules, representations, warranties and exceptions, evidence of the approval of the transaction by RSSI’s board of directors, and other matters, and representations and warranties with respect to the transaction. The agreement provides the Company with technology products and support services for tracking and recovering valuable mobile assets. The Company issued 7,000,000 shares of common stock for the purchase and will provide 4,100,000 shares of common stock and an intermittent royalty for product support as additional compensation to RSSI, which are subject to certain milestones.

Item 3.02 Unregistered Sales of Equity Securities.

(a)	In September 2005, the Company issued 7,000,000 shares of common stock at $0.07 per share ($490,000).

(b)
The 7,000,000 shares of R 144 common stock were issued to Roderick Michael Johnson, Chief Executive Officer, Rodwell Software Systems, Inc. (“RSSI”). Additionally, 4,100,000 of R 144 common stock, resolved by the Board of Directors of the Company, will be issued to RSSI.

(c)
The issuance to Michael Roderick Johnson and the subsequent issuance to RSSI, the sum of which is solely for the purchase of certain software, firmware and product enhancements developed by RSSI, will provide the Company with technology products and support services for tracking and recovering valuable mobile assets.

(d)
The Company issued the aforementioned securities without registration under the Securities Act of 1933. These shares were issued under the Section 4(2) exemption of the Securities Act. The 4,100,000 of R 144 common stock, resolved by the Board of Directors of the Company, will be issued securities without registration under the Securities Act of 1933. These shares will be issued under the Section 4(2) exemption of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND SECURITY NETWORK, INC.

Date: December 28, 2005	By:	/s/ Terry Ashley
Vice President